UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

CONSTELLATION ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

1-12869	52-1964611
(Commission File Number)	(IRS Employer Identification No.)

Maryland

(State or Other Jurisdiction of Incorporation)

100 Constellation Way, Baltimore, MD	21202
(Address of Principal Executive Offices)	(Zip Code)

410 470-2800

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 2, 2008, Constellation Energy Group, Inc. (“Constellation Energy”) received an unsolicited proposal from Électricité de France (“EDF”). The main components of EDF’s proposal are:

•

EDF would purchase a 50% ownership interest in the nuclear generation and operation business of Constellation Energy (excluding Constellation Energy’s existing interest in the UniStar joint venture) for $4.5 billion, subject to certain adjustments;

•

EDF would make an immediate $1 billion cash investment in Constellation Energy in the form of nonconvertible cumulative preferred stock, which subsequently would be credited against the $4.5 billion purchase price (with EDF surrendering the preferred stock to Constellation Energy as partial payment); and

•

EDF would provide Constellation Energy with additional liquidity by entering into an asset put option pursuant to which Constellation Energy could, at its option, prior to EDF’s acquisition of the 50% interest in Constellation Energy’s nuclear generation and operation business, sell to EDF non-nuclear generation assets having an aggregate value of up to $2 billion.

A copy of the proposal is attached as Exhibit 99.1 and incorporated herein by reference.

On December 3, 2008, Constellation Energy issued a press release which is attached as Exhibit 99.2 and incorporated herein by reference.

Forward-Looking Statements and Additional Information

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements. Actual results may differ materially from the results anticipated in these forward-looking statements. For example, the unsolicited proposal from EDF may not result in a definitive agreement for an alternative transaction. The following other factors, among others, also could cause or contribute to such material differences: the ability to obtain the approval of the merger transaction with MidAmerican Energy Holdings Company (“MidAmerican”) by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the merger transaction or to satisfy other conditions to the merger transaction on the terms and expected timeframe or at all; merger transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation Energy; a material deterioration in Constellation Energy’s retail and/or wholesale businesses and assets; and the effects of disruption from the merger transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause Constellation Energy’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge. Constellation Energy assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

In connection with a proposed merger transaction involving Constellation Energy and MidAmerican, Constellation Energy has filed with the Securities and Exchange Commission a proxy statement and has mailed the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety because it contains important information about the transaction. Shareholders can obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (http://www.sec.gov). These materials can also be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at (877) 717-3923.

Constellation Energy, MidAmerican and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Constellation Energy’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Constellation Energy is included in its Annual Report on Form 10-K for the year ended December 31, 2007, notice of annual meeting and proxy statement for its most recent annual meeting, Current Reports on Form 8-K and the definitive proxy statement related to the proposed transaction, previously filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Proposal letter dated December 2, 2008
99.2	Press release dated December 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date: December 4, 2008	/s/ Charles A. Berardesco
Charles A. Berardesco Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Proposal letter dated December 2, 2008

99.2	Press release dated December 3, 2008